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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ]      Confidential for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))

[ ]      Definitive Proxy Statement

[x]      Definitive Additional Materials

[ ]      Soliciting Material Under Rule 14a-12

                              Dave & Buster's, Inc.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]      No fee required.

[ ] Fee computed on the table below per Exchange Act Rule 14a-6(i)(1) and 0-11 ("Rule 0-11").

         (1)      Title of each class of securities to which transaction applies

         (2)      Aggregate number of securities to which transaction applies

         (3) Per unit price or other underlying value of transaction computed pursuant to Rule 0-11

         (4)      Proposed maximum aggregate value of transaction

         (5)      Total fee paid

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

                  (1)      Amount Previously Paid:

                  (2)      Form, Schedule or Registration Statement No.:

                  (3)      Filing Party:

                  (4)      Date Filed:


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The following additional materials may be used in connection with the solicitation of proxies by Dave & Buster's, Inc.:

June 3, 2003

Walter Humann, director of Dave & Buster's Inc., has been named Chairman and Allen Bernstein, director, has been appointed as a member of the Nominating and Corporate Governance Committee of the Company's Board of Directors, effective today.

In addition, Mark Levy, director, has been appointed as a member of the Audit Committee of the Company's Board of Directors, effective today.

Each of such appointments were made by the Board to fill committee vacancies resulting from the resignation of Peter Edison from the Nominating and Governance Committee and the Audit Committee as of June 2, 2003. Mr. Edison continues to serve as Chairman of the Company's Board of Directors.